UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Materials Pursuant to Section 240.14a-12
CENTENNIAL COMMUNICATIONS CORP.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY TODAY
February 10, 2009
Dear Stockholder:
     We have previously mailed you proxy materials in connection with the Special Meeting of Stockholders of Centennial Communications Corp. (“Centennial” or the “Company”) to be held on February 24, 2009. Your vote is important. Please vote today to ensure your shares are represented at this important meeting. Telephone and internet voting are available.
     As you know, stockholders of Centennial are being asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of November 7, 2008, providing for the acquisition of the Company by AT&T Inc. in a cash merger. If the Company’s stockholders adopt the Merger Agreement and the Merger is completed, you will receive $8.50 in cash, without interest and less any applicable withholding taxes, for each share of our common stock you own. The details of the Merger are more fully described in the proxy statement, dated January 12, 2009, previously mailed to you, which you should review carefully.

IMPORTANT RECENT DEVELOPMENTS
RiskMetrics Group, PROXY Governance, Inc. and Egan-Jones Proxy Services,
three leading, independent proxy advisory firms, have each recommended that stockholders vote FOR the Merger with AT&T Inc.
     The Board of Directors of the Company has unanimously approved and declared advisable the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby and has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interest of the Company’s stockholders. Accordingly, the Board of Directors recommends that you vote “FOR” the adoption of the Merger Agreement.
     Our records indicate we have not yet received your vote for this important meeting. The approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of Centennial common stock entitled to vote as of the record date (January 13, 2009). Accordingly, if a stockholder fails to vote at the special meeting, fails to return a proxy or abstains, that will have the same effect as a vote against the adoption of the Merger Agreement. Accordingly, your vote is important. We urge you to vote your proxy or voting instruction form today.

     We have enclosed a duplicate proxy card for your convenience. Please participate by voting your shares today — by telephone, via the Internet, or please sign, date and return the enclosed proxy or voting instruction form in the postage-paid return envelope provided.
     Thank you for voting and for your cooperation and continued support.
Sincerely,
Michael J. Small
Chief Executive Officer
J. Stephen Vanderwoude
Chairman of the Board of Directors
Please Act Today
YOUR VOTE IS IMPORTANT
Please vote your proxy or voting instruction form today. Internet and telephone voting are available. Kindly refer to your proxy card or voting instruction form for instructions. Street name shareholders: please call the person responsible for your account at your bank or broker custodian and provide instructions to vote your shares “FOR” the Merger. Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions.
IMPORTANT INFORMATION
INVESTORS OF CENTENNIAL ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION, INCLUDING CENTENNIAL’S PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
You may obtain the documents free of charge through the website maintained by the SEC at www.sec.gov, by going to the Investor Relations section of Centennial’s website at http://www.ir.centennialwireless.com or by written or telephonic request directed to Centennial Communications Corp., 3349 Route 138, Wall, New Jersey 07719, attn: Investor Relations, telephone (732) 556-2220.